Exhibit B

                             CSW International, Inc.
                           Consolidated Balance Sheet
                                 March 31, 2000
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
      Electric distribution plant                                 $ 1,516,339
      General plant                                                   373,266
                                                                 -------------
            Total Electric Plant                                    1,889,605
      Less - Accumulated depreciation                                (696,687)
                                                                 -------------
            Total Fixed Assets                                      1,192,918

Current Assets
      Cash and cash equivalents                                       116,249
      Short-term investments                                           13,275
      Accounts receivable                                             162,096
      Notes receivable                                                 54,886
      Advances to affiliates                                               67
      Inventories                                                      14,861
      Other current assets                                             49,130
                                                                 -------------
            Total Current Assets                                      410,564

Other Assets
      Goodwill                                                      1,298,718
      Prepaid benefit costs                                            57,280
      Notes receivable                                                 30,031
      Equity investments and other                                    284,148
                                                                 -------------
            Total Other Assets                                      1,670,177

            Total Assets                                          $ 3,273,659
                                                                 =============

CAPITALIZATION AND LIABILITIES
Capitalization
      Common stock                                                        $ 1
      Paid-in capital                                                 829,000
      Retained earnings                                               318,372
      Foreign currency translation and other                          (34,197)
                                                                 -------------
                                                                    1,113,176

      Long-term debt                                                1,179,272

Current Liabilities
      Accounts payable                                                172,589
      Advances from affiliates                                        184,071
      Accrued interest payable                                         38,410
      Loan notes                                                       21,759
      Accrued taxes payable                                            95,711
      Customer prepayments                                             26,526
      Other                                                           137,895
                                                                 -------------
                                                                      676,961
Deferred Credits
      Deferred tax liability                                          276,897
      Other                                                            27,353
                                                                 -------------
            Total Deferred Credits                                    304,250

                                                                 -------------
            Total Capitalization and Liabilities                  $ 3,273,659
                                                                 =============